UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 16, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2009, Skinny Nutritional Corp. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Canada Dry Bottling Company of New York (the “Distributor”) as described below.

Under the Distribution Agreement, the Distributor has been appointed as the Company’s exclusive distributor of Skinny Water and other of the Company’s products bearing the Company’s trademarks covered by the Distribution Agreement (the “Products”) in the New York City metropolitan area, including certain counties located in New Jersey (the “Territory”). The Company also granted the Distributor a right of first refusal to serve as the Company’s exclusive distributor in the Territory for new or additional beverages that it wishes to introduce in the Territory. Distributor will use reasonable efforts to promote the sale of the Products in the Territory; however, no performance targets are mandated by the Distribution Agreement.

Under the Distribution Agreement, the Company agreed to pay a specified amount to the Distributor for any sales of Products made by the Company in the Territory to customers that do not purchase Products from outside distributors.  In addition, the Company agreed to cover a minimum amount for slotting fees during the initial term of the Distribution Agreement. The Company will create and make available to Distributor the advertising and promotional materials for the Products. The Company will work with Distributor jointly to develop and implement an annual marketing plan for the Products.

The Distribution Agreement may be terminated by the Company due to a material breach of the agreement by or the insolvency of the Distributor, subject to notice and cure provisions. The Distributor may terminate the Distribution Agreement at any time upon written notice. Following any termination, the Company will purchase or cause a third party to purchase all inventory and materials that are in good and merchantable condition and are not otherwise obsolete or unusable. The price to be paid for such materials shall be equal to the Distributor’s laid-in cost of all such inventory and materials. In the event the Company elects not to renew the Distribution Agreement at the end of the initial term or any renewal term and Distributor is not otherwise in breach of the Agreement with the time to cure such breach having expired, the Company shall pay Distributor, a termination penalty based on a multiple of its gross profit per case, as calculated pursuant to the terms of the Distribution Agreement. The Agreement has an initial term of seven years and will automatically renew for successive seven year terms unless either party provides notice of non-renewal.  The agreement also provides for customary covenants by the parties regarding insurance and indemnification.

The Chief Executive Officer of the Distributor, Mr. William Wilson, is the brother of the Company’s Chief Executive Officer. The entire board of directors of the Company, in considering the Distribution Agreement, was aware of and considered this relationship and in determining to approve the Distribution Agreement, analyzed the benefits to the Company of the Distribution Agreement and determined that the terms of the Distribution Agreement are commercially reasonable and fair to the Company and materially comparable to the terms and conditions generally available to the Company in a similar agreement with an unrelated third party.

Item 8.01	Other Events.

The Company issued a press release announcing the Distribution Agreement on July 22, 2009, a copy of which is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

99.1	Press Release dated July 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By:	/s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: July 22, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 22, 2009